AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT

The Northwestern Mutual Life Insurance Company (the “Company”), Russell Investment Funds (the “Investment Company”), and Russell Investments Financial Services, LLC (f/k/a Russell Fund Distributors, Inc.) (the “Underwriter”), entered into a participation agreement dated March 16, 1999, as amended by previous Amendment No. 1, dated August 7, 2000, by Amendment No. 2, dated October 13, 2006, and by Amendment No. 3, dated August 29, 2007 (the “Participation Agreement”). This new Amendment No. 1 (the “Amendment”) to the Participation Agreement is entered into as of December 17, 2020, by and among the Company, on its own behalf and on behalf of each separate account of the Company as set forth in the Participation Agreement, as may be amended from time to time (individually and collectively the “Accounts”), the Investment Company and the Underwriter (collectively, the “Parties”).

RECITALS

WHEREAS, pursuant to the Participation Agreement among the Parties, the Company invests in shares of certain of the portfolios of the Investment Company (each a “Fund,” collectively, the “Funds”) as a funding vehicle for the Accounts that issue variable annuity and/or life insurance contracts (the “Variable Contracts”) to persons that are registered owners of such Variable Contracts on the books and records of the Company (the “Contract Owners”);

WHEREAS, the Accounts are registered as unit investment trusts under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Company, on behalf of the Accounts, has certain obligations pursuant to Rule 30e-2 under the 1940 Act to deliver Fund shareholder reports to Contract Owners, which obligations may be satisfied by compliance with Rule 30e-3 under the 1940 Act (“Rule 30e-3”);

WHEREAS, the Company intends to comply with the requirements, terms and conditions of Rule 30e-3 in order to satisfy its obligation to deliver Fund shareholder reports to Contract Owners, including hosting the website of certain fund materials required by Rule 30e-3; and

WHEREAS, Section 5(b)(2) of the Securities Act of 1933, as amended (the “1933 Act”) may require that a Statutory Prospectus (as defined in Rule 498A under the 1933 Act; “Rule 498A”) for the Funds be delivered to Contract Owners under certain circumstances;

WHEREAS, the Parties intend that they have the option to meet any such Fund Statutory Prospectus delivery requirement by relying on (and complying with the requirements, terms and conditions of) paragraph (j) of Rule 498A for “on-line” delivery;

WHEREAS, paragraph (j) of Rule 498A requires, inter alia, that some of the Fund Documents (defined below) be posted and maintained on a website specified on the cover page of the Summary Prospectus for the Variable Contracts, and the Company intends to host said website;

WHEREAS, the Company cannot host such website in compliance with Rules 30e-3 and 498A unless the Investment Company prepares and provides the Fund Documents that are specified in Rules 30e-3 and 498A; and

WHEREAS, the parties also wish to update the Agreement to consolidate and supplant the previous Amendment No. 1 (dated August 7, 2000), Amendment No. 2 (dated October 13, 2006) and Amendment No. 3 (dated August 29, 2007) in their entirety with this new Amendment No. 1, including to update the current Variable Contracts supported by the Accounts with an indication as to which are currently offered and require an Initial Summary Prospectus under Rule 498A;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, the Company, the Investment Company, and the Underwriter hereby agree to supplement and amend the Participation Agreement as follows:

1.             Provision of Fund Documents; Website Posting; Other Requirements

(a).    Fund Documents. The Investment Company is responsible for preparing and providing the following “Fund Documents,” as specified in paragraph (b)(1) of Rule 30e-3 and paragraph (j)(1)(iii) of Rule 498A:

(i).        Summary Prospectuses for the Funds (including any “Fund Document Web Site” maintained by the Investment Company in compliance with Rule 498 as indicated on the legend(s) of the Fund summary prospectuses);

(ii).       Statutory Prospectuses for the Funds;

(iii).      Statements of Additional Information (“SAI”) for the Funds; and

(iv).      Most Recent Annual and Semi-Annual Reports to Shareholders (under Rule 30e-1 under the 1940 Act) for the Funds (together, the “Shareholder Reports”) (referred to in Rule 30e-3 as the “Current” and “Prior” Report to Shareholders).

(v).        Complete Portfolio Holdings From Shareholder Reports Containing a Summary Schedule of Investments, if applicable; and

(vi.).       Portfolio Holdings For Most Recent First and Third Fiscal Quarters (together, as applicable, with the complete portfolio holdings specified in (v) above, the “Portfolio Holdings”).

(b).    Deadline for Providing, and Currentness of, Fund Documents.

(i).         The Investment Company and the Underwriter shall provide the Summary Prospectus, Statutory Prospectus, and SAI for the Funds to the Company (or its designee) on a timely basis agreed upon by the parties (reasonably sufficient enough in advance to facilitate the required, timely website posting) and provide updated versions as necessary, in order to facilitate a continuous offering of the Funds’ securities and the Variable Contracts.

(ii).       The Investment Company and/or the Underwriter shall provide the Shareholder Reports and Portfolio Holdings on a timely basis (to facilitate the required website posting) but no later than five (5) business days before the date each time that the Required Materials are required to be posted by Rule 30e-3. With respect to the provision of Portfolio Holdings to the Company, the Company agrees that prior to their posting pursuant to Rule 30e-3 such Portfolio Holdings constitute confidential information subject to the terms of Section 12.2 of the Participation Agreement. In addition, the Company agrees not to trade on non-public information, including the Portfolio Holdings, and the Company agrees to limit access to the Portfolio Holdings to its employees and agents who, on a need to know basis, are (1) authorized by the Company to have access to the Portfolio Holdings and (2) subject to confidentiality obligations, including duties not to trade on non-public information, no less restrictive than the confidentiality obligations contained herein and in Section 12.2 of the Participation Agreement.

(iii).       Nothing in the preceding paragraphs (i) and (ii) is intended to limit any current understanding or arrangement among the parties with respect to the provision of Fund documents required for printing, delivery or other purposes.

(c).    Format of Fund Documents. The Fund and the Underwriter shall provide the Fund Documents to the Company (or its designee) in an electronic format that is suitable for website posting, and in a format, or formats, that:

(i)          are both human-readable and convenient for being read online and being printed on paper in human- readable format (in accordance with paragraph (b)(3) of Rule 30e-3 and paragraph (h)(2)(i) of Rule 498A); and

(ii)         permit persons accessing the Statutory Prospectus and SAI to move directly back and forth between each section heading in a table of contents of such document and the section of the document referenced in that section heading (that is, these documents must include linking, in accordance with paragraph (h)(2)(ii) of Rule 498A); and

(iii)        permit persons accessing the Fund Documents to permanently retain, free of charge, an electronic version of such materials that meet the requirements of subparagraphs (h)(2)(i) and (ii) of Rule 498A (in accordance with paragraph (h)(3) of Rule 498A).

(d).    Website Hosting. The Company shall host and maintain the website specified in paragraph (j)(1)(iii) of Rule 498A and paragraph (b) of Rule 30e-3, so that the Fund Documents are publicly accessible, free of charge, at that website, in accordance with the conditions set forth in that paragraph, provided that the Fund and Underwriter fulfill their obligations under this Amendment.

(e).    Use of Summary Prospectuses.

(i).        The Company shall ensure that an Initial Summary Prospectus is used for each currently offered Variable Contract described under the related registration statement, in accordance with paragraph (j)(1)(i) of Rule 498A.

(ii).        The Fund and Underwriter shall ensure that summary prospectuses are used for the Funds, in accordance with paragraph (j)(1)(ii) of Rule 498A.

(f).    Website Hosting and Notice Expense Allocation. To the extent agreed upon by the Parties in good faith as to amount, timing and other parameters, the Underwriter and/or the Investment Company shall bear their proportionate costs of posting, maintaining, and managing the Fund Documents on the website hosted by the Company to the extent the parties rely on Rule 498A or Rule 30e-3, and the costs of providing notices of the availability of the Funds’ Reports to Contract Owners (the notices required by paragraph (c) of Rule 30e-3). From time to time, the Parties shall review these arrangements to determine whether it reasonably approximates the Company’s incurred and anticipated costs (both ‘soft’ internal costs and ‘hard’ external costs) of posting, maintaining, and managing the Fund Documents on the website hosted by the Company and providing notices of the availability of the Funds’ Reports to Contract Owners (pursuant to paragraph (c) of Rule 30e-3). The Parties agree to negotiate in good faith any change to these expense allocations proposed by a Party. Unless specifically superseded by reliance on Rule 498A or Rule 30e-3 by the Parties, nothing in this section is intended to limit any current understanding or arrangement among the Parties with respect to the provision of Fund documents required for printing, delivery or other purposes, or the terms of any existing administrative services agreement, Rule 12b-1 agreement or related agreement, Servicing Agreement or other similar agreement between the Parties.

(g).    Other Requirements under Rule 30e-3. Without regard to expense allocation, the Company shall be responsible for:

(i).        preparing and providing the paper notices of the availability of the Fund’s Reports to Contract Owners (the notices required by paragraph (c) of Rule 30e-3) to its Contract Owners;

(ii).        fulfilling ad hoc requests from Contract Owners for a paper copy of any of the Fund Documents on the website; and

(iii).      fulfilling Contract Owner elections to receive future Fund reports in paper.

2.             Content of Fund Documents. Without limiting any current obligation under the Participation Agreement, the Underwriter shall be responsible for the content and substance of the Fund Documents as provided to the Company, including, but not limited to, the accuracy and completeness of the Fund Documents and their compliance with applicable law.

3.          Provision of Fund Documents for Paper Delivery. The Investment Company or the Underwriter shall, per existing expense allocation and other understandings among the parties, provide the Company copies of Fund Documents as may be required to meet any requests from Contract Owners (see paragraphs (e) and (f) of Rule 30e-3 and paragraphs (i)(1) and (j)(3) of Rule 498A), which may include, the provision of such electronic or other documentation (including “camera ready” copies of the current Fund Documents as set in type, or at the request of the Company, a diskette in a form suitable to be sent to a financial printer), and such other assistance as is reasonably necessary to have the then current Fund Documents printed for distribution.

4.          Fund Expense and Performance Data. The Investment Company shall provide such data regarding each Fund’s expense ratios and investment performance as the Company shall reasonably request, to facilitate the registration and sale of the Variable Contracts. Without limiting the generality of the foregoing, the Investment Company shall provide the following Fund expense and performance data on a timely basis to facilitate the Company’s preparation of its annually updated registration statement for the Variable Contracts (and as otherwise reasonably requested by the Company), but in no event later than 90 calendar days after the close of each Fund’s fiscal year (and promptly notify the Company of any changes to the following information):

(a).    the gross “Annual Portfolio Company Expenses” for each Fund calculated in accordance with Item 3 of Form N-1A, before any expense reimbursements or fee waiver arrangement; and

(b).    the net “Annual Portfolio Company Expenses” (aka “Total Annual Fund Operating Expenses”) for each Fund calculated in accordance with Item 3 of Form N-1A, that include any contractual expense reimbursements or fee waiver arrangements, and the period for which the expense reimbursements or fee waiver arrangement is expected to continue and whether it can be terminated by a Fund or its affiliates; and

(c).    the “Average Annual Total Returns” for each Fund (before taxes) as calculated pursuant to Item 4(b)(2)(iii) of Form N-1A (for the 1, 5, and 10 year periods).

5.          New Amendment No. 1. This new Amendment No. 1 is intended to consolidate and supplant in their entirety previous Amendments No. 1, 2 and 3 as follows:

(a).    Schedule A. Schedule A of the Agreement is hereby amended and restated in its entirety to read as follows:

“SCHEDULE A

ACCOUNTS

Name of Account	Date of Resolution of Company’s Board that Established the Account

NML Variable Annuity Account A	February 14, 1968

NML Variable Annuity Account B	February 14, 1968
NML Variable Annuity Account C	July 22, 1970
Northwestern Mutual Variable Life Account	November 23, 1983
Northwestern Mutual Variable Life Account II	March 22, 2006”

(b).    Schedule B. Section 1 of Schedule B of the Agreement is hereby amended and restated in its entirety as follows, as may be amended upon written notice to the Investment Company or the Underwriter.

“SCHEDULE B

CONTRACTS

Contract Type	Description	Contract Series Currently Offered by the Accounts	Contract Series Formerly Offered by the Accounts

Variable Life

	Variable Universal Life Plus	UU
	Executive Variable Universal Life (EVUL-II)	UU
	Variable Universal Life Plus (NY)	UU
	Custom Variable Universal Life		TT
	Executive Variable Universal Life (EVUL)		TT
	Survivorship Variable Universal Life		TT
	Variable Joint Life		RR
	Variable Executive Life		RR
	Variable CompLife®		QQ
	Variable Whole Life		MM
	Variable Single Premium Life		MM
	Variable Extraordinary Life		MM

Individual Variable Annuity:
	Select Variable Annuity	RR	QQ, MM, LL,
	– Front-load/Back-load Account A		KK, JJ
	Select Variable Annuity	RR	QQ, MM, LL,
	– Front-load/Back-load Account B		KK, JJ
	Select Variable Annuity	RR
– Network Edition Account C
	Select Variable Annuity	RR
– Fee Based Account A
	Select Variable Annuity		RR
– Fee Based Account B

Group

Variable Annuity:

	Group Pension Annuity – Front-load/Simplified-load Account C	NN, MM, LL, KK, JJ”

Section 2 of Schedule B of the Agreement is hereby amended and restated in its entirety as follows:

“Funds currently available to act as investment vehicles for the above-listed contracts eligible to so invest:

Russell Investment Funds:

U.S. Strategic Equity Fund

U.S. Small Cap Equity Fund

International Developed Markets Fund

Strategic Bond Fund

Global Real Estate Securities Fund

Equity Growth Strategy Fund

Growth Strategy Fund

Balanced Strategy Fund

Moderate Strategy Fund”

(c).    Article XI. Article XI of the Agreement is hereby amended and restated in its entirety to read as follows:

“ARTICLE XI.

NOTICES

Any notice shall be sufficiently given when sent by registered or certified mail, or overnight mail through a nationally-recognized delivery service, to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Investment Company:

Russell Investment Funds

1301 2nd Ave, 18th Floor

Seattle, Washington 98101

Attention: Contracts Administration

and

Russell Investment Funds

1301 2nd Ave, 18th Floor

Seattle, Washington 98101

Attention: General Counsel

If to the Company:

The Northwestern Mutual Life Insurance Company

720 East Wisconsin Avenue

Milwaukee, Wisconsin 53202-4797

Attention: Vice President of Annuity Product Development

and

The Northwestern Mutual Life Insurance Company

720 East Wisconsin Avenue

Milwaukee, Wisconsin 53202-4797

Attention: General Counsel

If to the Underwriter:

Russell Investments Financial Services, LLC

1301 2nd Ave, 18th Floor

Seattle, Washington 98101

Attention: Contracts Administration

and

Russell Investments Financial Services, LLC

1301 2nd Ave, 18th Floor

Seattle, Washington 98101

Attention: General Counsel

The Investment Company shall send all copies of prospectuses, Statements of Additional Information, proxy statements, reports to shareholders, and other shareholder communications required by Article III of this Agreement to the Company at the address set forth below, or to such other person as the Company may from time to time specify in writing:

The Northwestern Mutual Life Insurance Company

720 East Wisconsin Avenue

Milwaukee, Wisconsin 53202-4797

Attention: Scott Mueller”

6.        Construction of this Amendment; Participation Agreement.

(a).     This Amendment shall be interpreted to be consistent with, and to facilitate compliance with and reliance on, Rule 30e-3 under the 1940 Act and Rule 498A (including paragraph (j) thereof) under the 1933 Act and any interpretations of those Rules by the Securities and Exchange Commission, its staff, courts, or other appropriate legal authorities.

(b).     To the extent the terms of this Amendment conflict with the terms of the Participation Agreement, the terms of this Amendment shall control; otherwise, and except as otherwise specifically set forth in this Amendment, the terms of the Participation Agreement and/or other understandings or arrangements among the parties shall continue to apply, and shall apply to the duties, responsibilities, rights and obligations of the Parties under and pursuant to this Amendment.

7.        Termination. Except with respect to paragraph five (5) above, which is subject to the termination provisions of the Participation Agreement, this Amendment shall terminate upon the earlier of the termination of the Participation Agreement or 60 days written notice from any Party to the other Parties.

8.        Indemnification. The Parties agree that the indemnification provisions of the Participation Agreement will apply to the terms of this Amendment.

9.        Counterparts and Delivery. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument. A signed copy of this Amendment delivered by facsimile or by emailing a copy in .pdf form shall be treated as an original and shall bind all Parties just as would the exchange of originally signed copies.

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed as of the date first above written.

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

(on behalf of itself and each Account)

By:

Name: Elizabeth Heisler
Title: Vice President of Annuity Products

RUSSELL INVESTMENT FUNDS

By:

Name: Mark Swanson
Title: Global Head of Fund Services

RUSSELL INVESTMENTS FINANCIAL SERVICES, LLC

By:

Name: Brad Jung
Title: Head of North America Distribution